Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FIRST QUARTER 2017 RESULTS

Revenues increase 7.2% over prior year period driven by strong same-facility revenue growth of 7.8%

NASHVILLE, Tenn., May 9, 2017 - Surgery Partners, Inc. (NASDAQ:SGRY) (“Surgery Partners” or the “Company”), a leading provider of surgical services, today announced results for the first quarter ended March 31, 2017.

•	Revenues increased 7.2% over first quarter 2016 to $286.2 million

•	Same-facility revenue increased 7.8% over first quarter 2016 to $289.6 million

•	Net loss attributable to Surgery Partners of $2.8 million improved from $7.19 million in the first quarter 2016

•	Adjusted EBITDA increased 4.4% over first quarter 2016 to $40.1 million

•	Diluted net loss per share of $(0.06) vs. $(0.15) in the first quarter 2016

“Surgery Partners recorded solid revenue growth again for the first quarter of 2017,” said Mike Doyle, Chief Executive Officer. “During the quarter, we were pleased to see more high-acuity cases at many established facilities and the initial contributions from acquisitions closed during 2016.”

“We believe our model of partnership with independent physicians, physician group practices, health systems and payors offers a superior strategy to deliver value based care. We thank our physicians and staff for their ongoing efforts in this mission.”

As of March 31, 2017, the Company owned or operated 104 surgical facilities primarily in partnership with physicians and, on a select basis, physicians and health systems, in addition to a network of 56 physician practices.

First Quarter 2017 Results

Total revenues for the first quarter of 2017 increased 7.2% to $286.2 million from $267.1 million for the first quarter of 2016. Same-facility revenues for the first quarter of 2017 increased 7.8% to $289.6 million from $268.6 million in the same period last year. Results were driven by increased same-facility revenue per case of 5.6% and same-facility case growth of 2.1%.

For the first quarter of 2017, the Company’s net loss attributable to Surgery Partners improved to $2.8 million compared to a net loss of $7.2 million for the same period last year. For the first quarter of 2017, the quarterly contribution of Adjusted EBITDA was in line with the Company’s expectation of $40.1 million compared to Adjusted EBITDA of $38.4 million for the same period last year.

Liquidity

Surgery Partners had cash and cash equivalents of $56.0 million at March 31, 2017 and availability of $77.9 million under its revolving credit facility. Net operating cash flow, including operating cash flow less distributions to non-controlling interests, was $15.6 million for the first quarter of 2017. The Company’s ratio of total debt to EBITDA at the end of the first quarter of 2017, as calculated under the Company’s credit agreement, was 6.46x.

Full Year 2017 Guidance

For 2017, the Company reiterates the guidance provided on our conference call in March of this year. The Company continues to expect revenue growth of 9% to 11% and Adjusted EBITDA growth in the range of 10% to 15% over 2016.

Conference Call Information

Surgery Partners will hold its conference call tomorrow, May 10, 2017 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-407-0792, or for international callers, 1-201-689-8263. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921 or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13660687. The replay will be available until May 24, 2017.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company’s website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.

To learn more about Surgery Partners, please visit the company’s website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company’s website and is readily accessible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” in our Annual Report on form 10-K for the year ended December 31, 2016 that may cause actual results to differ materially from those that we expected.

The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: EBITDA and Adjusted EBITDA, which exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures”.

These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company’s performance that management believes may enhance the evaluation of the Company’s ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

About Surgery Partners

Headquartered in Nashville, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 150 locations in 29 states, including ambulatory surgical facilities, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities.

SURGERY PARTNERS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except shares and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues	$286,183	$267,074
Operating expenses:
Salaries and benefits	89,887	86,886
Supplies	71,160	63,662
Professional and medical fees	21,125	19,654
Lease expense	13,626	12,434
Other operating expenses	16,150	14,067

Cost of revenues	211,948	196,703
General and administrative expenses (includes contingent acquisition compensation expense of $2,033 for the quarter ended March 31, 2017)	15,541	12,197
Depreciation and amortization	11,108	9,568
Provision for doubtful accounts	5,675	3,873
Income from equity investments	(1,200)	(758)
Loss (gain) on disposal or impairment of long-lived assets, net	1,196	(206)
Loss on debt refinancing	—	8,281
Merger transaction and integration costs	337	3,172
Electronic health records incentive income	(141)	(93)
Other (income) expense	(2)	57

Total operating expenses	244,462	232,794

Operating income	41,721	34,280
Interest expense, net	(25,182)	(22,153)

Income before income taxes	16,539	12,127
Income tax expense	2,117	1,770

Net income	14,422	10,357
Less: Net income attributable to non-controlling interests	(17,176)	(17,547)

Net loss attributable to Surgery Partners, Inc.	$(2,754)	$(7,190)

Net loss per share attributable to common stockholders
Basic	$(0.06)	$(0.15)
Diluted (1)	$(0.06)	$(0.15)
Weighted average common shares outstanding
Basic	48,019,652	48,017,226
Diluted (1)	48,019,652	48,017,226

(1)	The impact of potentially dilutive securities for the three months ended March 31, 2017 and 2016 was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.

Unaudited Selected Financial and Operating Data

(Amounts in thousands, except shares and per share amounts)

	March 31, 2017	December 31, 2016
Balance Sheet Data (at period end):
Cash and cash equivalents	$55,966	$69,699
Total current assets	350,077	361,955
Total assets	2,289,733	2,304,958
Current maturities of long-term debt	28,722	27,822
Total current liabilities	196,456	186,725
Long-term debt, less current maturities	1,396,042	1,414,421
Total liabilities	1,790,738	1,799,763
Total Surgery Partners, Inc. stockholders’ equity	8,203	9,677
Non-controlling interests-non-redeemable	311,403	314,997
Total stockholders’ equity	319,606	324,674

	Three Months Ended March 31,
	2017	2016
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$34,870	$25,244
Investing activities	(6,625)	(18,853)
Capital expenditures	(6,350)	(11,804)
Investments in new businesses	(275)	(7,049)
Financing activities	(41,978)	70,723
Distributions to non-controlling interests	(19,262)	(17,513)

	Three Months Ended March 31,
	2017	2016
Other Data:
Number of surgical facilities as of the end of period	104	101
Number of consolidated surgical facilities as of the end of period	94	90
Cases	108,829	100,756
Revenue per case	$2,630	$2,651
Adjusted EBITDA	$40,107	$38,426
Adjusted EBITDA as a % of revenues	14.0%	14.4%
Adjusted EPS- Basic	0.04	0.10
Adjusted EPS- Diluted	0.04	0.10

SURGERY PARTNERS, INC.

Supplemental Information

(Unaudited, in thousands, except cases and growth rates)

	Three Months Ended March 31,
	2017	2016
Same-facility Information:
Cases (2)	107,733	105,502
Case growth	2.1%	N/A
Revenue per case (2)	$2,688	$2,546
Revenue per case growth	5.6%	N/A

(2)	Same-facility revenues include revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods) along with the revenues from our ancillary services comprised of a diagnostic laboratory, multi-specialty physician practices, urgent care facilities, anesthesia services, optical services and specialty pharmacy services that complement our surgical facilities in our existing markets.

	Three Months Ended March 31,
	2017	2016
Segment Revenues:
Surgical facility services	$258,149	$245,670
Ancillary services	25,212	17,780
Optical services	2,822	3,624

Total revenues	$286,183	$267,074

During 2016, the Company reassessed its segment reporting and realigned the disclosures to reflect the review and decision making made by the Chief Operating Decision Maker (“CODM”). The purpose of these changes was to replace operating income with adjusted EBITDA as the primary profit/loss metric reviewed by the CODM in making key business decisions and on allocation of resources. The Company has revised the segment disclosures below to replace operating income with adjusted EBITDA and has provided a reconciliation from adjusted EBITDA back to net income in the reported consolidated financial information. These changes had no effect on the Company’s reportable segments, which are presented consistent with prior periods.

	Three Months Ended March 31,
	2017	2016
Segment Adjusted EBITDA:
Surgical facility services	$48,241	$45,661
Ancillary services	3,782	3,500
Optical services	776	879

Total segment adjusted EBITDA (3)	$52,799	$50,040

General and administrative expenses	$(15,541)	$(12,197)
Non-cash stock compensation expense	634	133
Contingent acquisition compensation expense	2,033	—
Acquisition related costs	182	450

Total adjusted EBITDA (3)	$40,107	$38,426

Net income attributable to non-controlling interests	$17,176	$17,547
Depreciation and amortization	(11,108)	(9,568)
Interest and other expense, net	(25,182)	(22,153)
Income tax expense	(2,117)	(1,770)
Non-cash stock compensation expense	(634)	(133)
Contingent acquisition compensation expense	(2,033)	—
Merger transaction, integration and practice acquisition costs (4)	(591)	(3,917)
Gain on litigation settlement	—	—
(Loss) gain on disposal or impairment of long-lived assets, net	(1,196)	206
Loss on debt refinancing	—	(8,281)

Total net income	$14,422	$10,357

(3)	The above table reconciles adjusted EBITDA by segment to net income as reflected in the unaudited condensed consolidated statements of operations.

When we use the term “Adjusted EBITDA,” it is referring to net income minus (a) net income attributable to non-controlling interests plus (b) depreciation and amortization, (c) interest and other expense, net, (d) income tax expense, (e) non-cash stock compensation expense, (f) contingent acquisition compensation expense, (g) merger transaction, integration and practice acquisition costs, (h) (loss) gain on disposal or impairment of long-lived assets and (i) loss on debt refinancing. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. Our operating strategy is to apply a market-based approach in structuring its partnerships with individual market dynamics driving the structure. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.

We use Adjusted EBITDA as a measure of liquidity. It is included because we believe that it provides investors with additional information about its ability to incur and service debt and make capital expenditures.

Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

(4)	This amount includes merger transaction and integration costs of $337,000 and $3.2 million for the three months ended March 31, 2017 and 2016, respectively, and practice acquisition costs of $254,000 and $745,000 for the three months ended March 31, 2017 and 2016, respectively.

SURGERY PARTNERS, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, Amounts in thousands)

From time to time, the Company incurs certain non-recurring gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net income per share attributable to Surgery Partners, Inc. stockholders as a supplement to its comparable GAAP measure of net income per share attributable to Surgery Partners, Inc. Adjusted net income per share attributable to Surgery Partners, Inc. stockholders should not be considered a measure of financial performance under GAAP, and the items excluded from adjusted net income per share attributable to Surgery Partners, Inc. stockholders are significant components in understanding and assessing financial performance. Adjusted net income per share attributable to Surgery Partners, Inc. stockholders should not be considered in isolation or as an alternative to net income per share attributable to Surgery Partners, Inc. stockholders as presented in the consolidated financial statements.

The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net income used to calculate adjusted net income per share attributable to Surgery Partners, Inc. stockholders:

	Three Months Ended March 31,
	2017	2016
Consolidated Statements of Operations Data:
Net Income	$14,422	$10,357
Less:
Net income attributable to non-controlling interests	17,176	17,547
Plus:
Merger transaction, integration and practice acquisition costs	591	3,917
Non-cash stock compensation expense	634	133
Contingent acquisition compensation expense	2,033	—
Loss on debt refinancing	—	8,281
Loss (gain) on disposal or impairment of long-lived assets, net	1,196	(206)

Adjusted net income	$1,700	$4,935
Adjusted net income per share
Basic	$0.04	$0.10
Diluted	$0.04	$0.10
Weighted average common shares outstanding:
Basic	48,019,652	48,017,226
Diluted	48,152,988	48,230,151

Contact

Teresa Sparks, CFO

Surgery Partners, Inc.

(615) 234-8940

IR@surgerypartners.com